Exhibit 3.6

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GERSON LEHRMAN GROUP, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Gerson Lehrman Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Gerson Lehrman Group, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 27, 2000 under the name “Gerson Lehrman Group, Inc.” A certificate of amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 2003.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law, adopted resolutions amending its Certificate of Incorporation as follows:

The Certificate of Designations, Preferences and Other Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on January 21, 2004, is hereby amended in its entirety in the form attached hereto as Exhibit A. The Amended Certificate of Designations, Preferences and Other Rights of the Series A Convertible Preferred Stock so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

FOURTH: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly signed by the Chief Executive Officer of the Corporation this 18th day of May, 2007.

GERSON LEHRMAN GROUP, INC.

By:	/s/ Alexander Saint Amand
Name:	Alexander Saint Amand
Title:	Chief Executive Officer